Exhibit 99.1

Supplemental Financial Report for the

Quarter Ended June 30, 2020

AMERICA FIRST MULTIFAMILY INVESTORS, L.P.

All statements in this document other than statements of historical facts, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. When used, statements which are not historical in nature, including those containing words such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions, are intended to identify forward-looking statements. We have based forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. This document may also contain estimates and other statistical data made by independent parties and by us relating to market size and growth and other industry data. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We have not independently verified the statistical and other industry data generated by independent parties contained in this supplement and, accordingly, we cannot guarantee their accuracy or completeness. In addition, projections, assumptions and estimates of our future performance and the future performance of the industries in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described under the headings “Item 1A Risk Factors” in our 2019 Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020.  These forward-looking statements are subject to various risks and uncertainties and America First Multifamily Investors, L.P. (“ATAX” or “Partnership”) expressly disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Most, but not all, of the selected financial information furnished herein is derived from the America First Multifamily Investors, L.P.’s consolidated financial statements and related notes prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”) and management’s discussion and analysis of financial condition and results of operations included in the Partnership’s reports on Forms 10-K and 10-Q. The Partnership’s annual consolidated financial statements were subject to an independent audit, dated February 26, 2020.

Disclosure Regarding Non-GAAP Measures

This document refers to certain financial measures that are identified as non-GAAP. We believe these non-GAAP measures are helpful to investors because they are the key information used by management to analyze our operations. This supplemental information should not be considered in isolation or as a substitute for the related GAAP measures.

Please see the consolidated financial statements we filed with the Securities and Exchange Commission on Forms 10-K and 10-Q.  Our GAAP consolidated financial statements can be located upon searching for the Partnership’s filings at www.sec.gov.

PARTNERSHIP FINANCIAL INFORMATION

TABLE OF CONTENTS

Pages
Supplemental Letter from the CEO	4
Quarterly Fact Sheet	5
Financial Performance Trend Graphs	6-11
Other Partnership Information	12
Partnership Financial Measures	13-14

AMERICA FIRST MULTIFAMILY INVESTORS L.P.

SUPPLEMENTAL LETTER FROM THE CEO

During the second quarter of 2020, ATAX focused on monitoring the impact of COVID-19 on our business and strengthening relationships with our business partners.

We reported the following financial results as of and for the three months ended June 30, 2020:

•	Total revenues of approximately $14.5 million
•	Net income, basic and diluted, of $0.06 per Beneficial Unit Certificate (“BUC”)
•	Cash Available for Distribution of $0.09 per BUC
•	Total assets of approximately $1.0 billion
•	Total Mortgage Revenue Bond (“MRB”) investments of approximately $787.6 million

We reported the following notable transactions during the second quarter of 2020:

•	Acquired a Governmental Issuer Loan (“GIL”) for $40.0 million and leveraged the investment using $36.0 million of proceeds from a Tender Option Bond (“TOB”) Trust financing
•	Acquired 100% of the first mortgage MRBs on a single project for approximately $7.5 million
•	Received approximately $10.3 million of cash upon the sale of Vantage at Waco
•	Terminated five Term A/B Trust financings totaling approximately $43.7 million with Deutsche Bank and replaced with five new TOB Trust financings with Mizuho totaling approximately $55.4 million
•	Terminated the Master Trust Agreement with Deutsche Bank and are no longer subject to related debt covenants

In addition, in July 2020, the Partnership extended the maturity dates of all its TOB Trust financings scheduled to mature in 2021 to July 2023 and extended the maturity of its two unsecured lines of credit to June 2022. Both transactions provide us with long-term liquidity and provide flexibility in meeting our future contractual commitments.

The impacts of COVID-19 on the general economy and our operations continue to evolve. What we do know is that:

•	Our business partners remain open for business
•	We have access to capital markets as needed
•	All our multifamily MRBs are current on contractual principal and interest payments as of June 30, 2020
•	We have received no requests for forbearance on multifamily MRBs to date
•	There have been no supply chain disruptions for labor or building materials at the Vantage properties
•	Our team continue to perform at a high level while observing policies that align with recommendations and requirements of the U.S. Centers for Disease Control and Prevention

We are committed to navigating these uncertain times in the best interest of our unitholders.

Thank you for your continued support of ATAX!

/s/ Chad L. Daffer

Chad L. Daffer

Chief Executive Officer

4

SECOND QUARTER 2020 FACT SHEET

PARTNERSHIP DETAILS

ATAX was formed for the primary purpose of acquiring a portfolio of MRBs that are issued to provide construction and/or permanent financing of multifamily residential properties.  We continue to expect most of the interest paid on these MRBs to be excludable from gross income for federal income tax purposes.  In addition, we have invested in equity interests in multifamily, market rate projects throughout the U.S. We have also acquired interests in multifamily projects (“MF Properties”) to position ourselves for future investments in MRBs issued to finance these properties or to operate the MF Properties until their “highest and best use” can be determined.  We continue to pursue a business strategy of acquiring additional MRBs, on a leveraged basis, and other investments.

(As of June 30, 2020)

Symbol (NASDAQ)		ATAX
Most Recent Quarterly Distribution		$0.06
Unit Price		$4.12

BUCs Outstanding (including Restricted Units)		60,835,204
Market Capitalization		$250,641,040
52-week BUC price range	$4.06 to $8.18

Partnership Financial Information for Q2 2020 ($’s in 000’s, except per BUC amounts)
	6/30/2020	12/31/2019

Total Assets	$1,038,489	$1,029,169
Leverage Ratio[1]	62%	61%

	Q2 2020	YTD 2020

Total Revenue	$14,478	$28,215
Net Income	$4,588	$7,570
Cash Available for Distribution (“CAD”)[2]	$5,701	$8,537
Distribution Declared per BUC[3]	$0.06	$0.185

[1]

Our overall leverage ratio is calculated as total outstanding debt divided by total assets using cost adjusted for paydowns and allowances for MRBs, governmental issuer loan, PHC Certificates, property loans, and taxable MRBs, and initial cost for deferred financing costs and MF Properties.

[2]

Management utilizes a calculation of Cash Available for Distribution (“CAD”) to assess the Partnership’s operating performance. This is a non-GAAP financial measure and a reconciliation of our GAAP net income to CAD is provided on page 13 of the Supplement herein.

[3]

The most recent distribution was paid on July 31, 2020 for BUC holders of record as of June 30, 2020. The distribution is payable to BUC holders of record as of the last business day of the quarter end and ATAX trades ex-dividend two days prior to the record date, with a payable date of the last business day of the subsequent month.

5

ATAX ASSET PROFILE

6

ATAX MORTGAGE INVESTMENT PROFILE

1 Mortgage Investments include the Partnership’s MRBs and Governmental issuer loan.

7

ATAX DEBT AND EQUITY PROFILE

8

DEBT FINANCING, NET ($’s in 000’s)

INTEREST RATE SENSITIVITY ANALYSIS1

Description	- 25 basis points	+ 50 basis points	+ 100 basis points	+ 150 basis points	+ 200 basis points
TOB Debt Financings	$290,319	$(580,639)	$(1,161,277)	$(1,741,916)	$(2,322,555)
TEBS Debt Financings	143,212	(286,424)	(572,848)	(859,272)	(1,145,696)
Other Investment Financings	35,854	(71,663)	(143,266)	(214,810)	(286,295)
Variable Rate Investments	(78,852)	157,704	315,407	473,111	630,815
Total	$390,533	$(781,022)	$(1,561,984)	$(2,342,887)	$(3,123,731)

[1]	Represents the change over the next 12 months assuming an immediate shift in rates and management does not adjust its strategy in response.

9

TOTAL REVENUE & GAIN ON SALE TRENDS

10

OPERATING EXPENSE TRENDS

•	Since July 1, 2018, the ratio of “Salaries and benefits” and “General and administrative” expenses to Total assets has averaged approximately 0.38% per quarter.
•

Salaries and benefits expense for the three months ended September 30, 2019 includes approximately $2.7 million of expense related to the accelerated vesting of restricted units upon the change in control of ATAX’s general partner on September 10, 2019.

11

OTHER PARTNERSHIP INFORMATION

Corporate Office:		Transfer Agent:
14301 FNB Parkway		American Stock Transfer & Trust Company
Suite 211		59 Maiden Lane
Omaha, NE 68154		Plaza Level
Phone:	402-952-1235	New York, NY 10038
Investor & K-1 Services:	855-4AT-AXK1	Phone: 718-921-8124
Web Site:	www.ataxfund.com	888-991-9902
K-1 Services Email:	k1s@ataxfund.com
Ticker Symbol:	ATAX

Corporate Counsel:	Independent Accountants:
Barnes & Thornburg LLP	PwC
11 S. Meridian Street	1 North Wacker Drive
Indianapolis, IN 46204	Chicago, Illinois 60606

Board of Managers of Greystone AF Manager, LLC:
(acting as the directors of ATAX)

Stephen Rosenberg	Chairman of the Board
Curtis A. Pollock	Manager
Jeffrey M. Baevsky	Manager
Drew C. Fletcher	Manager
Steven C. Lilly	Manager
Walter K. Griffith	Manager
William P. Mando, Jr.	Manager

Corporate Officers:
Chief Executive Officer – Chad L. Daffer
Chief Financial Officer – Jesse A. Coury
Chief Investment Officer - Kenneth C. Rogozinski

12

AMERICA FIRST MULTIFAMILY INVESTORS, L.P.

CASH AVAILABLE FOR DISTRIBUTION (CAD) AND OTHER PERFORMANCE MEASURES

The following table contains reconciliations of the Partnership’s GAAP net income to its CAD:

	For the Three	For the Six
	Months Ended	Months Ended
	June 30, 2020	June 30, 2020
Partnership net income	$4,588,348	$7,570,105
Change in fair value of derivatives and interest rate derivative amortization	(93,647)	(118,848)
Depreciation and amortization expense	712,081	1,421,519
Reversal of impairment on securities	-	(1,902,979)
Provision for credit loss	464,675	1,822,356
Impairment charge on real estate assets	25,200	25,200
Amortization of deferred financing costs	432,118	791,026
Restricted units compensation expense	296,268	335,336
Deferred income taxes	(960)	(31,881)
Redeemable Series A Preferred Unit distribution and accretion	(717,762)	(1,435,525)
Tier 2 Income distributable (Loss allocable) to the General Partner	-	80,501
Bond purchase premium (discount) amortization (accretion), net of cash received	(5,761)	(19,567)
Total CAD	$5,700,560	$8,537,243

Weighted average number of BUCs outstanding, basic	60,545,204	60,649,692

Partnership Only:
Net income per BUC, basic	$0.06	$0.10
Total CAD per BUC, basic	$0.09	$0.14
Distributions declared per BUC	$0.06	$0.185

13

AMERICA FIRST MULTIFAMILY INVESTORS, L.P.

TAX INCOME INFORMATION RELATED TO BENEFICIAL UNIT CERTIFICATES

The following table summarizes tax-exempt and taxable income as percentages of total income allocated to the Partnership’s BUCs on Schedule K-1 for tax years 2017 to 2019. This disclosure relates only to income allocated to the Partnership’s BUCs and does not consider an individual unitholder’s basis in the BUCs or potential return of capital as such matters are dependent on the individual unitholders’ specific tax circumstances.

	2019	2018	2017
Tax-exempt income	37%	41%	62%
Taxable income	63%	59%	38%
	100%	100%	100%

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